UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 18, 2019

VITALITY BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1901 Avenue of the Stars, 2nd Floor Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 231-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Securities Purchase Agreements

Effective January 18, 2019, Vitality Biopharma, Inc. (the “Company”) entered into an Amendment to Securities Purchase Agreement (the “Amendment”) with the investors (the “Investors”) party to those certain Securities Purchase Agreements dated August 22, 2018 and October 22, 2018 (the “SPAs”). Pursuant to the Amendment, upon receipt of each investors’ warrants (the “Warrants”) to purchase shares of the Company’s common stock issued in connection with the SPAs, the Investors will be issued in the aggregate, an additional 16,750,000 shares of the Company’s common stock for no additional consideration (the “Shares”), and the Warrants will be canceled.

The issuance of the Shares and the cancelation of the Warrants will result in the Investors holding an aggregate of approximately 48% of the issued and outstanding shares of common stock of the Company, with the largest investor within the group of the Investors holding approximately 16% of the issued and outstanding shares of common stock of the Company. The Board of Directors (the “Board”) of the Company considered whether entering into the Amendment and issuing the Shares would constitute a change of control of the Company and based on management’s knowledge and after much consideration and discussion with the largest investor, reasonably believed and determined that there has been no change of control of the Company.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment. A copy of of the Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety.

The Shares being issued pursuant to the Amendment have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Shares have been issued in reliance upon exemptions from registration under Rule 506 of Regulation D under the Securities Act. The Shares may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. Each of the Investors has represented that it is an accredited investor as defined in Regulation D and that it is acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
10.1	Amendment to Securities Purchase Agreement, dated as of January 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITALITY BIOPHARMA, INC.

Dated: January 22, 2019	By:	/s/ Robert Brooke
	Name:	Robert Brooke
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Amendment to Securities Purchase Agreement, dated as of January 18, 2019